Exhibit (10)(k)(k)

                              SUMMARY OF SHORT TERM
                           INCENTIVE COMPENSATION PLAN


 o The Guilford Mills, Inc. Short Term Incentive Compensation Plan (the "Plan") provides for the payment of annual cash bonuses to participating employees.

 o Senior management will select each year which employees will participate in the Plan. An individual's participation in the Plan for any given plan year will not guarantee participation in the Plan in any subsequent plan year.

 o Cash bonuses under the Plan are determined according to a formula based upon a percentage of the participant's base salary (with appropriate pro rata adjustments to be made if a participant's base salary changes during a plan year) and one or more performance measures.

 o The nature of the performance measures will vary from participant to participant. Any bonus payable to the Company's Chief Executive Officer will be based on a single performance measure (the Company's earnings per share results for the plan year). For other participants, the bonus calculation will include earnings per share results and one or more of the following performance measures: (1) a matrix based upon corporate sales and net income performance, (2) a matrix based upon business unit sales and operating income performance and (3) other performance measures, determined by a supervisor, specific to a participant's responsibilities.

 o The "matrix" component of a participant's bonus under the Plan is subject to adjustment, plus or minus 20%, based upon the Company's return on net assets (RONA) which is calculated as follows:

                              EBIT x (1 - Tax Rate)
                      -------------------------------------
                      Equity + LTD + Current Portion of LTD

 o Bonuses payable under the Plan, if any, with respect to a plan year will be paid after the Company's public announcement of its financial results for such year. An individual who was selected to participate in the Plan in a given plan year must be an active, full time employee of the Company or one of its subsidiaries at the time bonuses under the Plan are paid for such year in order to be eligible to receive any bonus under the Plan. If a participant's employment is terminated for any reason whatsoever prior to the date such bonus payments are paid by the Company, then the participant will not be eligible to receive any payment under the Plan.

 o The Company reserves the right to amend, modify, terminate or alter the Plan at any time, in its discretion, in a non-discriminatory fashion.